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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 9, 2003
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                                 EXEGENICS INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      00-26078                 75-2402409
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                                2110 Research Row
                               Dallas, Texas 75235

                         (Address of principal executive
                           offices including zip code)

                                 (214) 358-2000

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

       On September 9, 2003, a First Amended Shareholder's Class and Derivative Complaint was filed by The M&B Weiss Family Limited Partnership of 1996 (an entity controlled by Melvyn Weiss, an eXegenics stockholder who is currently involved in an effort to take control of the board of directors of the Registrant) in the Delaware Court of Chancery against the Registrant and its directors, purportedly as a class action on behalf of the plaintiff and on behalf of all other similarly situated stockholders of the Registrant, and purportedly as a derivative action on behalf of the Registrant against certain directors and/or senior officers of the Registrant.

       The amended complaint, which was filed in substitution for the complaint previously filed by the same plaintiff on May 15, 2003, seeks, among other things, court orders mandating: (i) that the amended complaint be declared a proper class action and certifying the plaintiff as the class representative;
(ii) that the defendants restore to the Registrant all monies alleged to have been wasted in connection with the aborted merger transactions with Innovative Drug Delivery Systems, Inc. and AVI BioPharma, Inc.; (iii) that the defendants cooperate with parties proposing bona fide transactions to maximize stockholder value; (iv) that the defendants act independently so that the interests of the Registrant's public shareholders will be protected; (v) that the individual defendants ensure that no conflicts of interest exist between themselves and the Registrant and its stockholders; and (vi) that the individual defendants account to the Registrant, the plaintiff and the proposed class for damages suffered as a result of the actions alleged in the amended complaint. The plaintiff is in addition seeking an award of costs and attorneys' fees and expenses.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               EXEGENICS INC.
                                               (Registrant)

Dated:   September 11, 2003                    By: /s/ Ronald L. Goode
         ------------------                        -----------------------------
                                                   Ronald L. Goode
                                                   Chairman, President and Chief
                                                   Executive Officer